Exhibit 23.1(a)

Consent of Independent Registered Public Accounting Firm

The audits referred to in our report dated August 13, 2010, except for Note 15, as to which the date is October 12, 2010, with respect to the consolidated balance sheets of ExamWorks Group, Inc. and subsidiaries as of December 31, 2008 and 2009 and June 30, 2010, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the period from April 27, 2007 (inception) to December 31, 2007, each of the years in the two-year period ended December 31, 2009, and the six months ended June 30, 2010, included the related financial statement schedule for the period from April 27, 2007 (inception) to December 31, 2007, each of the years in the two-year period ended December 31, 2009, and for the six months ended June 30, 2010, included in the registration statement. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein. The audits referred to in our report dated October 12, 2010, with respect to the balance sheet of CFO Medical Services, P.A. (Predecessor Company) as of December 31, 2007, and the related statements of operations and changes in retained earnings and cash flows for the year ended December 31, 2007 and the period from January 1, 2008 to July 13, 2008 included the related financial statement schedule for the year ended December 31, 2007 and for the period from January 1, 2008 to July 13, 2008, included in the registration statement. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule when considered in relation to the financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

We also consent to the use of our report dated August 13, 2010, with respect to the balance sheet of Crossland Medical Review Services, Inc. as of December 31, 2007, and the related statements of operations and retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 13, 2010, with respect to the consolidated balance sheet of Southwest Medical Examination Services, Inc. and subsidiaries as of December 31, 2007, and the related consolidated statements of operations and changes in retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 13, 2010, with respect to the balance sheet of The Evaluation Group, Inc. as of December 31, 2008, and the related statements of operations and changes in retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 13, 2010, with respect to the balance sheet of Benchmark Medical Consultants, Inc. as of July 31, 2009, and the related statements of operations and changes in retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 13, 2010, with respect to the consolidated balance sheet of Abeton Group, Inc. and subsidiaries as of December 31, 2008, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 27, 2010, with respect to the balance sheet of MedNet I.M.S., Inc. as of December 31, 2008, and the related statements of operations and changes in retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 13, 2010, with respect to the balance sheet of American Medical Bill Review, Inc. as of December 31, 2009, and the related statements of operations and changes in retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 13, 2010, with respect to the balance sheet of Medical Evaluations, Inc. as of December 31, 2009, and the related statements of operations, stockholders’ equity and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated August 13, 2010, with respect to the balance sheet of Metro Medical Services, LLC as of December 31, 2009, and the related statements of operations and changes in members’ equity and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated September 17, 2010, with respect to the balance sheet of Direct IME as of December 31, 2009, and the related statements of operations and changes in partners’ equity and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated September 17, 2010 with respect to the consolidated balance sheet of Network Medical Review Company, Ltd. and subsidiaries as of December 31, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; our report dated October 12, 2010 with respect to the balance sheet of Exigere Corporation as of December 31, 2009, and the related statements of operations and changes in retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus; and our report dated October 12, 2010 with respect to the balance sheet of Verity Medical, Inc. as of December 31, 2009, and the related statements of operations and changes in retained earnings and cash flows for the year then ended included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Atlanta, Georgia

October 26, 2010